UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

As filed with the Securities and Exchange Commission on July 24, 2007

Registration No. 333-143299

AMENDMENT NO. 2

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

THINK PARTNERSHIP INC.
(Exact name of registrant as specified in charter)

Nevada	87-0450450
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

28050 US 19 North, Suite 509, Clearwater, Florida 33761
(Address of registrant’s principal executive offices)

(727) 324-0046
(Registrant’s Telephone Number, including Area Code)

Scott P. Mitchell

President and Chief Executive Officer

Think Partnership Inc.

28050 US 19 North, Suite 509

Clearwater, Florida 33761

(727) 324-0046

(Name, Address and Telephone Number of Agent for Service)

Copy to:

Vaughn W. Duff, Esq.

General Counsel

Think Partnership Inc.

28050 US 19 North, Suite 509

Clearwater, Florida 33761

(727) 324-0046 x2126

Approximate date of proposed sale to the public:    At such time or times after the effective date of the registration statement as the selling security holders shall determine.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock $0.001, par value per share	11,257,895	$2.835	$31,899,406	$349.61

(1)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and in order to prevent dilution, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of a stock split, stock dividend, recapitalization or similar transaction involving the registrant’s common stock.

(2)

Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant’s common stock reported on the American Stock Exchange on May 23, 2007, which was within 5 days of the date of the initial filing hereof.

(3)

Registrant previously filed a registration statement on Form SB-2 (Registration No. 333-121761) on December 30, 2004 for the registration of 23,823,908 shares of common stock. 7,235,094 shares of common stock remain unsold under such prior registration statement and are included in the amount of securities hereby registered. No filing fee is being paid by the registrant in connection with the remaining unsold securities under such prior registration statement. A filing fee of $349.61 is being paid for the 4,016,901 previously unregistered shares of common stock included in this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement on Form S-3 is a combined prospectus and also relates to our Registration Statement on Form SB-2 (Registration No. 333-121761) declared effective on July 24, 2006. Upon effectiveness of this Registration Statement, it shall act as a post-effective amendment to the Registration Statement on Form SB-2 (Registration No. 333-121761).

The information contained in this prospectus is not complete and may be changed.  The selling shareholders may not sell these securities until the Securities and Exchange Commission declares the related registration statement effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, dated July 24, 2007

Preliminary Prospectus

11,257,895 shares

Offered by Selling Stockholders of

COMMON STOCK

_______________________________

This prospectus may be used only in connection with the resale, from time to time, of up to 11,257,895 shares of our Common Stock, par value $0.001 per share, by the selling stockholders. These shares represent approximately 16.6% of our current outstanding Common Stock, including the shares offered under this prospectus.

Information regarding the selling stockholders and the manner in which they acquired their shares, and the times and manner in which they may offer and sell shares of our Common Stock under this prospectus, is provided under “Selling Stockholders” and “Plan of Distribution” in this prospectus. We will not receive any proceeds from the sale of these shares by the selling stockholders under this prospectus.

Our common stock is listed on the American Stock Exchange under the symbol “THK.”  The AMEX closing price of our common stock on May 23, 2007 was $2.80.

All of the securities offered by this prospectus may be sold from time to time by or on behalf of the selling stockholder. The prices at which the selling stockholders may sell their shares of our Common Stock will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of these shares.

Investing in our securities involves a high degree of risk. See the sections entitled “Risk Factors” and “Forward Looking Statements” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This offering is being made concurrently with the following offerings: up to 53,281,511 shares of our common stock offered by the selling stockholders described therein pursuant to a registration statement which became effective on August 1, 2006 (File No. 333-134823); up to 10,943,425 shares of our common stock offered by the selling stockholders described therein pursuant to a registration statement which became effective on September 25, 2006 (File No. 333-137141) and an indeterminate number of shares of our common stock and warrants to purchase shares of our common stock as may be issued in primary offerings from time to time at indeterminate prices, with an aggregate offering price not to exceed $50,000,000 pursuant to a registration statement which became effective on January 26, 2007 (File No. 333-139979).

The date of this Prospectus is July 24, 2007

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
THINK PARTNERSHIP INC	1
RISK FACTORS	3
FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	4
DESCRIPTION OF SECURITIES	4
SELLING SHAREHOLDERS	4
PLAN OF DISTRIBUTION	11
LEGAL MATTERS	12
EXPERTS	12
WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US	13
INCORPORATION OF DOCUMENTS BY REFERENCE	13

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, certain of our stockholders may sell the common stock described in this prospectus in one or more offerings.

This prospectus relates to the resale of up to 11,257,895 shares of our Common Stock by the selling stockholders identified in this prospectus. The selling stockholders may sell their shares of our Common Stock in the open market at prevailing market prices or in private transactions at negotiated prices. The selling stockholders may sell the shares directly, or may sell them through underwriters, brokers or dealers. Our selling stockholders and their respective agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. Underwriters, brokers or dealers may receive discounts, concessions or commissions from a selling stockholder or from a purchaser and this compensation might be in excess of the compensation customary in the type of transaction involved. We provide more information about how the selling stockholders may sell their shares in the section of this prospectus titled “Plan of Distribution.”

We will not receive any proceeds from any sale of the shares of our Common Stock offered by the selling stockholders. However, we will receive proceeds of at least $12,358,292 if all of the warrants for which the underlying shares are being registered herein are exercised.  We expect to use these proceeds for general corporate purposes.

Because this is a summary, it may not contain all the information that may be important to you. Before making an investment, you should read the entire prospectus carefully, including the risks of investing discussed under “Risk Factors” beginning on page 3 and the financial statements included in our other filings with the SEC. This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under the heading “Where You Can Find Additional Information About Us; Incorporation of Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

THINK PARTNERSHIP INC.

In this prospectus, the terms “the company,” “we,” “us,” and “our” refer to Think Partnership Inc. and, unless the context otherwise requires, its subsidiaries.

We are a Nevada corporation headquartered in Clearwater, Florida.  Through our wholly-owned direct and indirect subsidiaries we provide marketing and technology solutions to businesses and individuals. As of May 23, 2007 we employed 232 persons.  As of May 23, 2007 we operate in thirteen locations across the United Sates and one location in each of Canada, Hong Kong and the United Kingdom. Our principal executive offices are located at 28050 US 19 North, Suite 509, Clearwater, Florida 33761.  Our telephone number is (727) 324-0046. The address of our website is www.thinkpartnership.com.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge on our website, www.thinkpartnership.com. Any and all information found on our website is not part of this or any other report we file with or furnish to the SEC.

From 1993 until 1997 we had no operations.  In 1997, we acquired two private companies that were subsequently divested.  In March 2001, we acquired WorldMall.com which was reincorporated in June 2002 as WebSourced, Inc. and subsequently changed its name to MarketSmart Interactive, Inc.  Since 2002 we have acquired a total of fourteen companies which now serve as the platform for all of our business operations.  Our business is organized into four segments: Network, Direct, Advertising and Consumer Services.

Summary of Products and Services

Our Network Segment, comprised of our wholly owned subsidiaries PrimaryAds, Inc. (PrimaryAds), Litmus Media, Inc. (Litmus), Ozona Online Network, Inc.(Ozona) and KowaBunga! Marketing, Inc.(KowaBunga), offers affiliate marketing solutions to online marketers and advertisers and world class technology solutions.  PrimaryAds is a cost-per-action affiliate marketing network that places its clients’ advertisements on partner websites within its affiliate network and generates revenue each time a web user accepts a desired action, such as signing up for an email or filling out a survey. Litmus provides click fraud protected advertising distribution technologies for the performance-based advertising, search marketing, and e-retailing industries through its ValidClick Search Network (http://www.validclick.com). In the merchant solutions arena, Litmus provides online merchants with a unique patent-pending order abandonment recovery technology, called Second Bite, helping online retailers increase sales by automatically following up with abandoned shoppers to help them complete their purchases. Ozona provides start-to-finish web design, customized web-based applications, database systems, managed and shared hosting solutions and e-commerce.  KowaBunga! provides Internet marketing software technologies, including software for affiliate marketing, search engine marketing and opt-in email marketing.

Our Direct segment, comprised of our wholly owned subsidiaries Morex Marketing Group LLC (Morex) and iLead Media, Inc. (iLead), primarily provides lead generation services. Morex is a life stages lead generation business that focuses on marketing to expectant mothers and new parents. Morex focuses on generating leads both online and over the phone and markets those leads to Consumer Package Goods manufacturers and advertisers. iLead provides online home business opportunities for individuals throughout the United States through membership in its programs that provide information and resources for the resale of goods online, and access to overstock and dollar-shop goods through iLead’s inventories and through goods available from drop-ship partners. iLead also generates revenue from the sale of customer leads to third parties, as well as the sale of partner memberships or products.

Our Advertising segment, comprised of our wholly owned subsidiaries MarketSmart Advertising, Inc. (MarketSmart Advertising) and Web Diversity Ltd. (Web Diversity), provides online and off-line advertising, branding, and interactive marketing solutions. MarketSmart Advertising is a traditional off-line advertising agency that provides branding, collateral advertising, public relations, television advertising, and radio advertising services in seven states and the District of Columbia. It also offers interactive marketing solutions designed to help businesses increase revenues from their websites by utilizing a variety of interactive marketing channels, such as search engine optimization, paid search and affiliate marketing. Web Diversity provides paid search management and organic search optimization services. We recently discontinued the operations of our former subsidiary, MarketSmart Interactive Inc., as a separate business and transferred its operations to our MarketSmart Advertising subsidiary.

Our Consumer Services segment is comprised of our direct and indirect subsidiaries, Real Estate School Online, Inc., Cherish, Inc., Vintacom Florida, Inc. and Personals Plus, Inc. Real Estate School Online, Inc. is an online real estate education site, providing accredited real estate licensing courses in Florida and Georgia.  Cherish, Inc. and its wholly owned subsidiaries, Personals Plus, Inc. and Vintacom Florida, Inc. offer a wide variety of online dating communities designed to allow individuals to search for friends, partners and future spouses using interactive websites. Users specify the type of person or couple they are looking for by age, gender, hobbies and location, and then make contact with that individual or individuals in an online environment. Revenues are generated from a monthly membership fee, which allows users to obtain complete access to the individual community. Some of Cherish, Inc.’s websites also display adult content, and encourage the exploration of alternative lifestyles, in addition to providing dating and relationship services.

On May 3, 2007, we announced that we had begun merging our Consumer and Direct segments.

More comprehensive information about our products is available through our Internet website http://www.thinkpartnership.com. The information on our website is not incorporated by reference into this prospectus.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 29, 2007, which are incorporated into this prospectus by reference and in the applicable prospectus supplement, or in any updates in our Quarterly Reports on Form 10−Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.  Moreover, we operate in a very competitive and rapidly changing environment.  It is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein include forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

You can generally identify forward-looking statements by terms such as “may,” “should,” “could,” “will”, “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words.  All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of our industries and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.  These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, as of the date of the filing that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us.  Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We do not undertake and specifically decline any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors” as well as in our in our Annual Report on Form 10-K filed with the SEC on March 29, 2007, which are incorporated into this prospectus by reference, and in our most recent Annual Report on Form 10−K under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholders. However, we will receive proceeds of at least $12,358,292 if all of the warrants for which the underlying shares are being registered herein are exercised.  We expect to use these proceeds for general corporate purposes.

DESCRIPTION OF SECURITIES

Common Stock

We have the authority under our Articles of Incorporation, as amended, to issue up to 200 million shares of our common stock, par value $0.001 per share.  As of May 23, 2007, there were 67,616,350 shares of our common stock issued and outstanding.  The shares of our common stock that are the subject of this prospectus are part of a class of capital stock that has been registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Please see the description of common stock set forth in our registration statement on Form SB-2 (Registration No. 333-121761) filed with the SEC on December 30, 2004, and any amendments thereto or reports filed for the purpose of updating such description, which description is incorporated by reference into our registration statement on Form 8-A filed with the SEC on February 28, 2005.

SELLING SHAREHOLDERS

The following table sets forth the name of each selling shareholder, the aggregate number of shares of common stock beneficially owned by each selling shareholder as of May 23, 2007, and the aggregate number of shares of common stock that each selling shareholder may offer and sell pursuant to this prospectus. Unless noted in the table and the footnotes below, the shares of our common stock being offered herein relate to the following offerings:

We closed the sale of $26.5 million of Series A Convertible Preferred Stock (“the Preferred Stock”) and warrants to purchase up to 5.3 million shares of our common stock (the “Initial Warrants”) to certain accredited investors on April 5, 2006. The holders of the Preferred Stock had the right to convert their holdings into shares of common stock at a price of $2.00 per share subject to possible adjustments from time to time. If not converted, we would have been required to redeem the preferred stock on April 5, 2008. The Initial Warrants issued in connection with our private placement of the Preferred Stock are exercisable for five years at an initial exercise price of $2.50 per share, subject to certain adjustments.

On December 12, 2006, the Company entered into separate legal agreements with the holders of the Company’s then remaining Preferred Stock, pursuant to which $25 million worth of the outstanding shares of Preferred Stock were exchanged for an aggregate of 12.5 million shares of common stock (the “Conversion”). Preferred stock worth $1.5 million had previously converted into 750,000 shares of common stock without any inducement. As an inducement to effect the Conversion, the Company issued additional warrants (“Conversion Warrants”) to the converting holders, exercisable for five years, to purchase up to an aggregate of 2,000,006 shares of common stock at an exercise price of $3.05 per share and an aggregate of 1,000,007 shares of common stock at an exercise price of $4.00 per share. As a result of these conversions, we have no preferred stock outstanding.

The Company agreed to file, within 60 business days following demand from any holder of the Conversion Warrants, a registration statement covering the shares of common stock issuable upon the exercise of the Conversion Warrants issued to each such holder. Demand was received and the Registration Statement to which this prospectus relates satisfies our registration statement obligation for the Conversion Warrants. The exercise prices and the number of shares underlying the Warrants are subject to adjustment in certain instances, including if the Company issues common stock at a price below the exercise price of the Warrants. In order to provide for the additional shares of common stock which might be issuable upon such adjustment, we are registering 125% of the number of shares of common stock issuable upon exercise of the Conversion Warrants. Of the shares being offered hereby, 3,750,017 shares represent 125% of the number of shares of common stock issuable upon exercise of the Conversion Warrants. The 13.25 million shares of common stock issued upon the conversion of all shares of Preferred Stock and the 6.625 million shares of common stock potentially issuable upon the exercise of the Initial Warrants (125% of the nominal amount of such warrants) are covered by the registration statement on Form S-3 declared effective by the SEC on August 1, 2006 under Registration No. 333-134823. That registration statement remains effective as of the date of this prospectus.

On June 30, 2006, the Company entered into a Securities Purchase Agreement, pursuant to which the Roberti Jacobs Family Trust (the “Trust”) and T. Benjamin Jennings, the Company’s former chairman, agreed to sell to certain private investors an aggregate of 3,229,726 shares of the Company’s common stock and warrants to purchase an aggregate of 3,130,000 shares of common stock (collectively, the “Securities”). Mr. Robert T. Geras, a director of the Company and one of the private investors, purchased an aggregate of 500,000 shares of common stock and warrants. Magnetar Capital Master Fund, Ltd., Fort Mason Master, LP and Fort Mason Partners, LP, also included in this prospectus as recipients of Conversion Warrants, were among the purchasers of the Securities. The purchase price for the Securities was $1.43 per share and the purchase price for each warrant was equal to $1.43 less the exercise price of the warrant. The transaction contemplated by the Securities Purchase Agreement closed on July 3, 2006, the investors immediately exercised the warrants and the aggregate exercise price of $371,300 was paid to the Company. The Securities were pledged to Scott P. Mitchell, the Company’s current chief executive officer, as security for a loan made by Mr. Mitchell to Mr. Jennings and Mr. Gerard M. Jacobs, the Company’s former chief executive officer. A portion of the proceeds of the sale of the Securities was used to repay in full the loan to Mr. Mitchell. In connection with the Securities Purchase Agreement, the Company also granted to the investors certain registration rights, pursuant to a definitive Registration Rights Agreement, under which the Company agreed to continue to list the Securities for registration in the Company’s Registration Statement on Form SB-2 (File No. 333-121761) and to update the Selling Shareholder table contained therein to reflect the sale of the Securities to the investors. The Company satisfied its registration rights obligation by causing the amended Registration Statement on Form SB-2 to become effective on July 24, 2006 under Registration No. 333-121761.  5,217,700 unsold shares of such Securities are included in the registration statement to which this prospectus relates. Upon the effectiveness of the registration statement to which this prospectus relates Registration No. 333-121761 will be deemed terminated.

On  August  19,  2004,  we  acquired,  through a  wholly-owned  subsidiary, WebCapades,  Inc.,  for $3.5  million  in cash,  1,904,762  shares of our common stock, $1.2 million in two-year  promissory notes payable by us and a contingent earn out of $500,000.  Scott Mitchell and Kristine E. Mitchell, the principal stockholders of WebCapades, each signed three-year employment agreements with WebCapades, Inc. and Cherish.  We also granted Scott Mitchell warrants to purchase 150,000 shares of our common stock, 50,000 at an exercise price of $2.10 per share, 50,000 at an exercise price of $2.40 per share (the market price on the first anniversary of the closing of the WebCapades acquisition) and 50,000 at an exercise price equal to the market price on the second anniversary of the closing of the WebCapades acquisition. Certain other employees of WebCapades were also granted warrants to purchase an aggregate of 90,600 shares of our common stock at an exercise price of $2.10 per share.  Scott Mitchell is currently the Chief Executive Officer and a director of the Company. Kristine E. Mitchell is the President of the Company’s Cherish subsidiary. They are husband and wife.  In April and May, 2007, Mr. Mitchell purchased on the open market 5,900 shares of the Company’s Common Stock.  On July 12-16, 2007, Mr. and Mrs. Mitchell completed a Rule 144 sale of 918,100 shares sold pursuant to a Rule 10b5-1 trading plan dated June 12, 2007.

On March 9, 2004, we completed a private placement of common stock. We sold a total of  1,718,750  shares  of our  common  stock  to a group  of  accredited investors at a price of $1.60 per share,  resulting  in gross  proceeds of $2.75 million.

On August 19, 2004 we completed a private  placement of 2,049,813 shares of our  common  stock at a price of  $2.05  per  share,  to a group of  accredited investors  resulting  in gross  proceeds  of  $4,202,104. We also  granted  the purchasers  warrants  to  purchase  512,457  shares  of our  common  stock at an exercise price of $2.05 per share.

On December 6, 2004,  we  completed  an offering of $4.3  million  units at $3.50 per unit, with each unit comprised of one share of common stock, par value $0.001  per  share and one  warrant  to  purchase  0.55  share of  common  stock resulting in gross proceeds of $15,050,000.

Shares of our common stock and warrants originally issued in the August 19, 2004 acquisition of WebCapades, sold in the June 30, 2006 private placement by selling shareholders, issuable upon exercise of the Conversion Warrants and sold by the Company in 2004 private placements constitute the bulk of the shares of common stock which may be sold pursuant to this prospectus. Reference is made to these transactions and other transactions by the selling shareholders in the following table.

Because the selling shareholders may offer all or a portion of the shares at any time and from time to time after the date hereof, or none of the shares, no estimate can be made of the number of shares that each selling shareholder may retain upon completion of the offering.  Of the shares offered hereby,  7,235,094 shares are issued and outstanding as of the date of this prospectus, and an aggregate of 4,016,901 shares have been reserved for issue by the Company to certain of the selling shareholders upon exercise of the Conversion Warrants or other warrants. The number and percentage of shares beneficially owned after the offering will depend, among other things, on the number of shares actually sold by that selling shareholder.  The table set forth below does not include any additional number of shares which may be issued to prevent dilution resulting from stock splits, stock dividends or similar events, all of which shares, to the extent permitted under Rule 416 of the Securities Act, are being offered by this prospectus.

Except as described in the footnotes below and for the ownership of the common stock and warrants issued as described above, the selling shareholders have not had any material relationship with the Company in the past three years.

Selling Shareholder	No. Shares Beneficially Owned Prior to Offering(a)	Maximum No. Shares Being Offered(a)	No. Shares Beneficially Owned After Offering(b)	% of Outstanding Shares Owned After Offering(b)
Magnetar Capital Master Fund, Ltd.(F)(G)(1)(2)(3)	6,469,928	5,499,645	3,374,056	4.99%
Mac & Co(G)(4)	330,675	38,025	292,650	*
Calhoun & Co FFC City of Dearborn Policemen and Firemen Revised Retirement Systems(G)(5)	77,722	9,922	67,800	*
Calhoun & Co FFC City of Dearborn General Employees Retirement Systems(G)(6)	49,029	6,259	42,770	*
William Blair Small Cap Growth Fund(G)(7)	7,320,137	840,767	6,479,370	9.58%
Booth & Co FFC Hartmarx Retirement Income Trust(G)(8)	100,544	12,754	87,790	*
Booth & Co FFC Rush University Medical Center Endowment Account(G)(9)	132,179	16,769	115,410	*
Booth & Co FFC Rush University Medical Center Pension and Retirement(G)(10)	159,174	20,194	138,980	*
Bear Stearns Sec. Corp. Cust. J. Steven Emerson Inv. Act. (G)(11)	520,853	70,853	450,000	*
Bear Stearns Sec. Corp. FBO J. Steven Emerson Roth IRA(G)(12)	1,428,372	236,172	1,192,200	1.76%
Bear Stearns Sec. Corp. FBO J. Steven Emerson IRA Rollover II(G)(13)	2,905,590	401,490	2,504,100	3.70%
Umbtru & Co. FBO Oberweis Emerging Growth Fund(G)(14)	993,832	318,832	675,000	*
Umbtru & Co. FBO Oberweis Micro-Cap Fund(15)	478,512	153,512	325,000	*
Fort Mason Master, LP(G)(16)	779,918	310,418	469,500	*
Fort Mason Partners, LP(G)(17)	44,908	14,408	30,500	*
Jody Brown(18)	191,431	41,431	150,000	*
Robert Geras (A)(C)(F)(19)	1,242,085	681,264	560,821	*
David J. Lies (B)(C)(F)(20)	458,000	298,000	160,000	*
George Mellon (B)(21)	262,500	62,500	200,000	*
Judson Vanzee(E)(22)	750	750	0	0%
Katherine Dennison (D)(23)	59,048	59,048	0	0%
Kreg Gresham(E)(24)	1,200	1,200	0	0%
Lasalle Properties, Inc. Profit Sharing Plan(B)(25)	304,879	304,879	0	0%
Liolios Group, Inc.(26)	100,500	100,500	0	0%
Mellon Enterprises (C)(27)	38,750	38,750	0	0%
Michael J. Terrell(F)(28)	112,500	62,500	50,000	*
Patrick Investments LLC (C)(F)(29)	216,500	129,400	87,100	*
Patrick and Susan Terrell(F)(30)	394,800	164,800	230,000	*
Patrick Walsh (E)(31)	250,000	225,000	25,000	*
Scott and Kristi Mitchell (D)(32)	1,433,038	1,033,038	400,000	*
Scott and Kristi Mitchell Holdings FLP (C)(33)	110,715	110,715	0	0%

*	Indicates that after the offering the selling shareholder will hold less than 1% of the shares of common stock outstanding as of May 24, 2007.
(a)

Because the exercise price of Conversion Warrants identified in note (G) may be adjusted, this prospectus covers the resale of at least 125% of the number of shares of common stock issuable upon exercise of Conversion Warrants.  Unless otherwise noted, the amounts listed in these columns reflect the fully-diluted common stock ownership of the selling shareholders and include, where applicable, the maximum number of shares of common stock issuable upon exercise of all warrants held by the respective selling stockholder as of May 24, 2007, including the Conversion Warrants. The number of shares that will actually be issued upon exercise of the warrants may be more or less than the number of shares being offered by this prospectus.  Accordingly,  “beneficial ownership” as calculated pursuant to Rule 13d-3 of the rules and regulations under the Securities Exchange Act of 1934, as amended, includes the maximum number of additional shares that may be issued to each selling shareholder.

(b)	Assumes all shares being registered will be sold; actual number to be sold, if any, is in the sole discretion of the holder in question. Excludes shares being offered on other registration statements.

(A)	Shares being offered include shares purchased in our March 9, 2004 private placement.
(B)	Shares being offered include shares and/or warrants purchased in our August 19, 2004 private placement.
(C)	Shares being offered include shares and/or warrants purchased in our December 6, 2004 private placement.
(D)	Shares being offered include shares and warrants issued in our August 19, 2004 acquisition of WebCapades, Inc.
(E)	Shares being offered include warrants issued for serving as an officer, director or employee of the Company at the time of issuance.
(F)	Shares being offered include shares purchased in the July 3, 2006 private sale by T. Benjamin Jennings and the Roberti Jacobs Family Trust.
(G)

Shares being offered include shares underlying the Conversion Warrants to purchase shares of common stock (subject to adjustment as provided in the warrant) received as an inducement to effect the Conversion, pursuant to the Company's December 12, 2006 offer to the remaining holders of Series A Convertible Preferred Stock. In the aggregate, 3,000,013 Conversion Warrants were issued, 2,000,007 with an exercise prices of $3.05 per share and 1,000,006 with an exercise price of $4.00 per share, subject to adjustment as provided in the Conversion Warrants, including for sales or issuances of common stock at less than the then applicable exercise price (with a floor of $2.55 and $3.50, respectively) and the stock splits and stock dividends).  As increased to 125% of the stated amount of shares of common stock which may be acquired upon exercise of the Conversion Warrants, 3,750,017 is the aggregate  number of shares, 2,000,007 with 2,500,009 exercisable at $3.05 per share and 1,250,008 exercisable at $4.00 per share, subject to adjustment. The number of shares subject to the Conversion Warrants included in each footnote for individual selling shareholders has similarly been increased by 125% of the stated amount.

(1)

Magnetar Financial LLC is the investment advisor of Magnetar Capital Master Fund, Ltd (“Magnetar Master Fund”) and consequently has voting control and investment discretion over securities held by Magnetar Master Fund.  Magnetar Financial LLC disclaims beneficial ownership of the shares held by Magnetar Master Fund.  Alec Litowitz has voting control over Supernova Management LLC, which is the general partner of Magnetar Capital Partners LP, the sole managing member of Magnetar Financial LLC.  As a result, Mr. Litowitz may be considered the beneficial owner of any shares deemed to be beneficially owned by Magnetar Financial LLC.  Mr. Litowitz disclaims beneficial ownership of these shares.

(2)

Ownership prior to offering includes 2,269,928 shares of common stock which were issued upon conversion of Series A convertible preferred stock and 4,200,000 shares of common stock purchased as disclosed in (F). Excludes the following shares  underlying warrants to purchase shares of common stock: 1,250,000 shares at $2.50 per share 866,430 shares at $3.05 per share and 433,215 shares at $4.00 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount). The terms of such warrants contain a blocker provision (the "Blocker") under which the holder thereof does not have the right to exercise such warrants to the extent that such exercise would result in beneficial ownership by the holder thereof of more than 4.90% or 4.99%, as applicable, of the shares of common stock then issued and outstanding. Without such Blockers, 9,019,573 shares of common stock would be beneficially owned, assuming that warrant shares were issued at 125% of the face amount. 2,269,928 shares of common stock and 1,250,000 shares of common stock underlying a warrant to purchase shares of common stock (subject to adjustment as provided in the warrant, stated at 125% of the face amount) are offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.  Even though the Magnetar Master Fund is currently prevented from increasing its beneficial ownership to greater than 4.90% or 4.99% of the then-outstanding shares of common stock of the Company, the Blocker restriction does not prevent Magnetar from selling all or a portion of its holdings such that its Common Stock holdings would be less than the Blocker threshold.  Magnetar could then purchase additional shares by exercise of some or all of its warrants. In this manner, Magnetar could conceivably sell more than the number of shares it could sell but for the Blocker, without ever exceeding the maximum limits imposed by the Blocker. Notwithstanding the Blocker, all of the shares which Magnetar could own if the Blocker were not applicable are currently being, or have been, registered for sale.  Of the 9,019,573 shares that Magnetar beneficially owns and could acquire upon the exercise of warrants, 4,200,000 shares of Common Stock are offered under a registration statement on Form SB-2, registration no. 333-121761 effective July 24, 2006 and being reregistered on the instant registration statement; 3,750,000 shares of Common Stock are offered under a registration statement on Form S-3, registration no. 333-134823 effective August 1, 2006; and 1,299,645 shares of Common Stock are offered under the instant registration statement. This total of 9,249,645 being offered on all registrations is in excess of the 9,019,573 shares beneficially owned as of the date of the filing of the instant registration because Magnetar has apparently sold the net difference.  Since shares of Common Stock are fungible, the Company is unable to note whether the shares so sold were subject to any particular registration statement.

(3)

Ownership after offering excludes an aggregate of 1,445,517 shares of common stock which are issuable upon exercise of warrants held by Magnetar Master Fund.  The terms of such warrants contain a blocker provision (the "Blocker") under which the holder thereof does not have the right to exercise such warrants to the extent that such exercise would result in beneficial ownership by the holder thereof of more than 4.90% or 4.99%, as applicable, of the shares of common stock then issued and outstanding. Without such Blockers, 3,519,928 shares of common stock would be beneficially owned, assuming that warrant shares were issued at 125% of the face amount.

(4)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 25,350 shares at $3.05 per share and 12, 675 shares at $4.00 per share.  Karl Brewer has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 8,169,460 shares in the aggregate. Ownership includes 212,150 shares of common stock, of which  161,000 shares were issued upon conversion of Series A convertible preferred stock and, together with 80,500 shares of common stock underlying a warrant to purchase shares of common stock (subject to adjustment as provided in the warrant, stated at 125% of the face amount), are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(5)

Ownership and the shares being offered include  the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 6,614 shares at $3.05 per share and 3,308 shares at $4.00 per share.  Karl Brewer has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 8,169,460 shares in the aggregate. Ownership includes 46,800 shares of common stock, of which 42,000 shares were issued upon conversion of Series A convertible preferred stock and, together with 21,000 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(6)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 4,173 shares at $3.05 per share and 2,086 shares at $4.00 per share.  Karl Brewer has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 8,169,459 shares in the aggregate. Ownership includes 29,520 shares of common stock, of which 26,500 shares were issued upon conversion of Series A convertible preferred stock and, together with 13,250 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(7)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 560,511 shares at $3.05 per share and 280,256 shares at $4.00 per share. Karl Brewer has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 8,169,460 shares in the aggregate. Ownership includes 4,699,370 shares of common stock, of which 3,560,000 shares were issued upon conversion of Series A convertible preferred stock and, together with 1,780,000 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(8)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 8,503 shares at $3.05 per share and 4,251 shares at $4.00 per share.  Karl Brewer has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 8,169,460 shares in the aggregate.  Ownership includes 60,790 shares of common stock, of which 54,000 shares were issued upon conversion of Series A convertible preferred stock and, together with 27,000 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(9)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 11,179 shares at $3.05 per share and 5,590 shares at $4.00 per share. Karl Brewer has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 8,169,459 shares in the aggregate. Ownership also includes 79,910 shares of common stock, of which 71,000 shares were issued upon conversion of Series A convertible preferred stock and, together with 35,500 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(10)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 13,463 shares at $3.05 per share and 6,731 shares at $4.00 per share. Karl Brewer has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 8,169,460 shares in the aggregate. Ownership also included 96,230 shares of common stock, of which 85,500 shares were issued upon conversion of Series A convertible preferred stock and, together with 42,750 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(11)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 47,235 shares at $3.05 per share and 23,618 shares at $4.00 per share. J. Steven Emerson has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 4,854,814 shares in the aggregate. Ownership includes 300,000 shares issued upon conversion of Series A convertible preferred stock and 150,000 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), which are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(12)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 157,448 shares at $3.05 per share and 78,724 shares at $4.00 per share. J. Steven Emerson has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 4,854,814 shares in the aggregate.  Ownership also includes 692,200 shares issued upon conversion of Series A convertible preferred stock and 500,000 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), which are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(13)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 267,660 shares at $3.05 per share and 133,830 shares at $4.00 per share. J. Steven Emerson has voting and dispositive power with respect to the shares to be resold by the selling shareholder and with respect to up to 4,854,814 shares in the aggregate. Ownership also includes 1,654,100 shares issued upon conversion of Series A convertible preferred stock and 850,000 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), which are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(14)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 212,554 shares at $3.05 per share and 106,278 shares at $4.00 per share.  James W. Oberweis has voting and dispositive power with respect to an aggregate of 1,472,344 shares to be resold by the selling shareholder.  The selling shareholder, an affiliate of a registered broker-dealer, acquired the shares of Series A convertible preferred stock and warrants in the ordinary course of business and at the time of the acquisition had no understandings or arrangements with any other person, either directly or indirectly, to distribute the securities.  Ownership also included 675,000 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), which are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(15)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 102,341 shares at $3.05 per share and 51,171 shares at $4.00 per share.  James W. Oberweis has voting and dispositive power with respect to an aggregate of 1,472,344 shares to be resold by the selling shareholder.  The selling shareholder, an affiliate of a registered broker-dealer, acquired the shares of Series A convertible preferred stock and warrants in the ordinary course of business and at the time of the acquisition had no understandings or arrangements with any other person, either directly or indirectly, to distribute the securities. Ownership included 325,000 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), which are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(16)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 206,945 shares at $3.05 per share and 103,473 shares at $4.00 per share.  The shares listed herein are owned by Fort Mason Master, L.P. and Fort Mason Partners, L.P. (collectively, the "Fort Mason Funds"). Fort Mason Capital, LLC serves as the general partner of each of the Fort Mason Funds and, in such capacity, exercises sole voting and investment authority with respect to an aggregate of 824,826 shares. Daniel German serves as the sole managing member of Fort Mason Capital, LLC. Fort Mason Capital, LLC and Mr. German each disclaim beneficial ownership of such shares, except to the extent of its or his pecuniary interest therein, if any. Ownership includes 469,500 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), which are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(17)

Ownership and the shares being offered include the following shares of common stock underlying warrants to purchase shares of common stock (subject to adjustment as provided in the warrant): 9,605 shares at $3.05 per share and 4,803 shares at $4.00 per share.  The shares listed herein are owned by Fort Mason Master, L.P. and Fort Mason Partners, L.P. (collectively, the "Fort Mason Funds"). Fort Mason Capital, LLC serves as the general partner of each of the Fort Mason Funds and, in such capacity, exercises sole voting and investment authority with respect to an aggregate of 824,826 shares. Daniel German serves as the sole managing member of Fort Mason Capital, LLC. Fort Mason Capital, LLC and Mr. German each disclaim beneficial ownership of such shares, except to the extent of its or his pecuniary interest therein, if any. Ownership also include 30,500 shares of common stock underlying a warrant to purchase shares of common stock at $2.50 per share (subject to adjustment as provided in the warrant, stated at 125% of the face amount), which are being offered under the registration statement on Form S-3 declared effective by the SEC on August 1, 2006, Registration No. 333-134823.

(18)

Mr. Brown's ownership and the shares being offered include shares of common stock underlying a warrant to purchase 41,431 shares of common stock at $2.05 per share, awarded August 19, 2005. His ownership includes shares of common stock underlying and options to purchase 150,000 shares of common stock at $1.92 per share awarded to Mr. Brown on September 1, 2006 under the Company's 2005 Long-Term Incentive Plan, which commence vesting on the first anniversary of the grant. Mr. Brown is currently the Company's Chief Financial Officer.

(19)

Mr. Geras' ownership and the shares being offered include 500,000 shares of common stock and 181,264 shares underlying warrants to purchase shares of common stock at $4.12 per share. His additional ownership includes 360,821 shares of common stock; and shares subject to options to purchase 200,000 shares of common stock at $2.19 per share awarded to Mr. Geras on August 3, 2006 under the Company's 2005 Long-Term Incentive Plan, which commence vesting on the first anniversary of the grant. Mr. Geras is currently a director of the Company and beneficially owns a total of 1,546,964 shares of common stock or shares of common stock underlying warrants and options.

(20)

Mr. Lies' ownership and the shares being offered consists of 240,000 shares of common stock and shares of common stock underlying warrants to purchase common stock in the amounts, at the exercise prices and on the terms as set forth herein:  25,000 shares at $2.05 per share; and 33,000 shares at $4.12 per share. His ownership includes an additional 160,000 shares of common stock

(21)

Mr. Mellon's ownership and the shares being offered include 50,000 shares of common stock and shares of common stock underlying warrants to purchase 12,500 shares at $2.05 per share. His ownership includes options to purchase 200,000 shares of common stock at $2.19 per share awarded to Mr. Mellon on August 3, 2007 under the Company's 2005 Long-Term Incentive Plan, which commence vesting on the first anniversary of the grant.  Mr. Mellon is currently a director of the Company.

(22)	Ownership and the shares being offered consist of 750 shares of common stock acquired from the exercise at $0.16 per share under warrants acquired July 31, 2003 while an employee of the Company.
(23)

Ms Dennison's ownership and the shares being offered include 19,048 shares of common stock and shares underlying warrants to purchase 40,000 shares of common stock at $2.10 per share acquired in the acquisition of WebCapades, Inc. Ms Dennison is currently the Company's Vice President of Finance.

(24)	The shares being offered consist of 1,200 shares of common stock acquired from the exercise at $0.16 per share under warrants acquired July 31, 2003 while an employee of the Company.
(25)

LaSalle Properties, Inc. Profit Sharing Plan’s ownership consists of 243,903 shares of common stock and shares of common stock underlying warrants to purchase 60,976 shares of common stock at $2.05 per share. Robert T. Geras, a director of the Company, has voting and dispositive power with respect to such shares and is the sole beneficiary thereof. Mr. Geras beneficially owns a total of 1,546,964 shares of common stock or shares of common stock underlying warrants and options.

(26)

Ownership and the shares being offered consist of shares of common stock to be acquired by exercise of a warrant to purchase 100,500 shares of common stock at $2.00 per share. The warrant was acquired as part of their May 22, 2006 agreement with the Company to provide financial public relations services. The warrant had piggyback registration and cashless exercise rights. Scott Liolios has voting and dispositive power with respect to the shares to be resold by the selling shareholder

(27)

Mellon Enterprise's ownership and the shares being offered consist of 25,000 shares of common stock and shares of common stock underlying warrants to purchase 13,750 shares of common stock at $4.12 per share.  Mr. George Mellon has voting and dispositive power with respect to the shares to be resold by Mellon Enterprises. Mr. Mellon is currently a director of the Company.

(28)	Mr. M. Terrell's ownership and the shares being offered include 50,000 shares of common stock and shares of common stock underlying warrants to purchase 12,500 shares at $2.05 per share.
(29)

The shares being offered include 112,900 shares of common stock and shares of common stock underlying warrants to purchase 16,500 shares at $2.05 per share. Mr. Pat Terrell has voting and dispositive power with respect to the shares to be resold by the selling shareholder.

(30)	Mr. and Mrs. P. Terrell's are joint owners. The shares being offered include 114,800 shares of common stock and shares of common stock underlying warrants to purchase 50,000 shares at $2.05 per share.
(31)

The shares being offered consists of shares of common stock underlying warrants to purchase common stock underlying warrants acquired on July 31, 2003 to purchase 200,000 shares of common stock at $0.13 per share and warrants acquired on January 20, 2005 to purchase 25,000 shares at $5.25 per share. Mr. Walsh's ownership includes options to purchase 25,000 shares of common stock at $2.19 per share awarded to Mr. Walsh on August 3, 2006 under the Company's 2005 Long-Term Incentive Plan, which commence vesting on the first anniversary of the grant. Mr. Walsh is currently a director of the Company.

(32)

Scott and Kristi Mitchell's ownership, updated for the July 12-16, 2007 Rule 144 sale of 918,100 shares sold pursuant to a Rule 10b5-1 trading plan dated June 12, 2007, includes 854,467 shares of common stock.  Following this sale, their ownership and the shares being offer include 783,038 shares of common stock held as joint tenants and shares of common stock underlying warrants to purchase shares of common stock in the amounts, at the exercise prices and on the terms as set forth herein:  50,000 shares exercisable at $2.40, which warrants vest on August 19, 2006; 50,000 shares exercisable at $2.05 per shares, which warrants vest August 19, 2007; 50,000 shares exercisable at $2.10 per share, which warrants vested on August 19, 2005; and 100,000 shares exercisable at $0.13 per share which warrants were acquired from T. Benjamin Jennings and the Roberti Jacobs Family Trust pursuant to the terms of a loan made by Mr. Mitchell to Messrs. Jacobs and Jennings. On August 3, 2006, the Company issued to Mr. Mitchell options under the 2005 LTIP to purchase 400,000 shares of common stock, at an exercise price of $2.19 per share, one-third vesting on each of the first, second and third anniversary of the date of issuance, which are included in the shares owned. Mr. Mitchell is the Company’s president and chief executive officer. Mrs. Mitchell is president of the Company's Cherish subsidiary. Together with Scott and Kristi Mitchell Holdings FLP they beneficially own an aggregate of 2,422,567 shares of common stock.

(33)

Consists of 71,429 shares of common stock and shares of common stock underlying warrants to purchase 39,286 shares of common stock at $4.12 per share.  Mr. Scott Mitchell has voting and dispositive power with respect to the shares to be resold by Scott and Kristi Mitchell Holdings, FLP. Mr. Mitchell is the Company’s president and chief executive officer. Mrs. Mitchell is president of the Company's Cherish subsidiary.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling shareholders to permit the resale of these shares by these shareholders from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. However, we will receive proceeds of approximately $12,358,292 if all of the warrants for which the underlying shares are being registered herein are exercised.  We expect to use these proceeds for general corporate purposes.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions.  The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions,

•

on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•

in the over-the-counter market;

•

in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•

through the writing of options, whether such options are listed on an options exchange or otherwise;

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

short sales made after the date the Registration Statement is declared effective by the SEC;

•

sales pursuant to Rule 144;

•

broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.  The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.  The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $19,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any.  We may be required to indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with applicable  registration rights agreements, or the selling shareholders may be entitled to contribution.  We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed on for us by Vaughn W. Duff, Esq., the Company’s General Counsel.

EXPERTS

Our consolidated financial statements for the years ended December 31, 2006 and 2005 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Blackman Kallick Bartelstein LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other documents with the SEC.  We also furnish our shareholders annual reports containing financial statements audited by our independent accountants and make available quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.  The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  We are an electronic filer, and the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers such as us that file electronically with the SEC.  The address of that site is www.sec.gov.  We also make available free of charge on or through our Internet website, www.thinkpartnership.com, our annual, quarterly and current reports, and, if applicable, amendments to those reports, filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such reports with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus and any prospectus supplement. This prospectus and any prospectus supplement, which constitutes a part of that registration statement, does not contain all the information contained in that registration statement and its exhibits and schedules. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. Statements contained in this prospectus and any prospectus supplement as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the securities offered hereby, reference is made to such registration statement, exhibits and schedules. The registration statement and any of amendments to the registration statement, including exhibits and schedules filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying through the SEC’s Public Reference Room and the SEC website referenced above.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus and any prospectus supplement the information that we file with it. This means that we can disclose important information to you by referring you to other documents that contain such information.  The information we incorporate by reference is considered to be part of this prospectus and any prospectus supplement, and information we later file with the SEC will automatically update and supersede the information in this prospectus and any prospectus supplement.  The following documents filed by us with the SEC are incorporated herein by reference:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 29, 2007;

•

our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, filed with the SEC on May 10, 2007;

•

our current reports on Form 8-K filed with the SEC on January 25, 2006, January 31, 2006, February 3, 2006, February 22, 2006, March 15, 2006, March 22, 2006 (two separate reports filed), April 10, 2006, May 2, 2006, May 12, 2006, May 16, 2006, May 30, 2006, June 7, 2006, June 12, 2006, June 29, 2006, July 6, 2006, August 4, 2006, August 10, 2006, September 6, 2006; October 20, 2006; November 1, 2006; November 6, 2006; November 9, 2006; December 13, 2006; January 2, 2007; February 16, 2007; May 7, 2007, May 31, 2007, June 19, 2007 and July 20, 2007.

•

the description of our common stock set forth in our registration statement on Form SB-2 (Registration No. 333-121761) filed with the SEC on December 30, 2004, including any amendments thereto or reports filed for the purpose of updating such description, and incorporated by reference into our registration statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act with the SEC on February 28, 2005; and

•

all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referenced in (i) above.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8−K which is not deemed to be filed and not incorporated by reference herein.

Upon written or oral request, we will provide to each person to whom a copy of this prospectus or any prospectus supplement is delivered, including a beneficial owner, a copy of any or all of the information that has been incorporated by reference in this prospectus and any prospectus supplement, and any exhibits specifically incorporated by reference in those documents, at no cost to the requester. You may request copies by contacting us at the following address or telephone numbers: 28050 US 19 North, Suite 509, Clearwater, Florida 33761, (727) 324-0046.

Any statement incorporated or deemed incorporated herein by reference will be deemed to be modified or superseded for the purpose of the registration statement, this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, any prospectus supplement or in any subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the registration statement, this prospectus or any prospectus supplement.

PROSPECTUS

______________

July 24, 2007

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.

  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All of the amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee	$350
Accounting Fees and Expenses	$2,500
Printing Fees and Expenses	$2,500
Transfer Agent Fees	$1,000
Legal Fees and Expenses	$10,000
Miscellaneous	$3,000
Total	$19,350

Item 15.

  Indemnification of Directors and Officers

As authorized by the General Corporation Law of Nevada, our by-laws limit the liability of our officers or directors for monetary damages for breach of fiduciary duty as an officer or director.  Notwithstanding the foregoing sentence, a director or officer will be liable to the extent that he or she engages in:

•

acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or

•

unlawful payment of dividends in violation of Section 78.300 of the General Corporation Law of Nevada.

This provision limits our rights and the rights of our shareholders to recover monetary damages against an officer or director for breach of the fiduciary duty of care except in the situations described above.  The provision does not limit our rights or the rights of any shareholder seeking injunctive relief or rescission if an officer or director breaches his or her duty of care.  This provision will not alter the liability of officers or directors under federal securities laws.  Our by-laws further permit us to indemnify any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Nevada law.  These provisions may be sufficiently broad to permit indemnification of our officers and directors arising under federal securities law.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which we are required or permitted to provide indemnification.  We are also not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The underwriting agreement, if an underwriting agreement is utilized, may provide for indemnification by any underwriters of the company, our directors, our officers who sign the registration statement and our controlling persons (if any) for some liabilities, including liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.

  Exhibits

See Exhibit Index.

Item 17.  Undertakings

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering price may be reflected in the form of prospectus filed with the SEC under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered by this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registration hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report under Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the provisions described in Item 14 above, or otherwise, the company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Clearwater, State of Florida, on May 25, 2007.

THINK PARTNERSHIP INC. (Registrant)
By: /s/ Scott P. Mitchell
Scott P. Mitchell
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below as a Director and/or officer of Think Partnership Inc. hereby constitutes and appoints Scott P. Mitchell their true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all subsequent amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such  attorneys-in-fact  and agents,  full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises,  as  fully  to all  intents  and  purposes  as he might or could do in person,  hereby  ratifying and  confirming all that such  attorneys-in-fact and agents,  or either  of them,  or his or their  substitute  or  substitutes,  may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE
/s/ Scott P. Mitchell	Chief Executive Officer, President, Secretary and Director	May 25, 2007
Scott P. Mitchell
/s/ Jody Brown	Chief Financial Officer, Principal Accounting Officer and Treasurer	May 25, 2007
Jody Brown
/s/ Robert T. Geras	Director	May 25, 2007
Robert T. Geras
/s/ George Mellon	Director	May 25, 2007
George Mellon
/s/ Joshua Metnick	Director	May 25, 2007
Joshua Metnick
/s/ Patrick W. Walsh	Director	May 25, 2007
Patrick W. Walsh

INDEX TO EXHIBITS

Exhibit Number	Description of Document

2.2	Plan of Merger by Registrant, WebCapades Acquisition Sub, Inc., a Florida corporation, and WebCapades, Inc., a Florida corporation. (1)

4.1	Form of Warrant to purchase common stock of Registrant for August 2004 offering. (2)

4.2	Form of Warrant to purchase common stock of Registrant for December 6, 2004 offering. (2)

4.3	Form of Registration Rights Agreement by and among Registrant and certain of its shareholders for December 6, 2004 offering. (2)

4.4	Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of Think Partnership Inc. (3)

4.5	Registration Rights Agreement dated as of March 20, 2006, by and among Think Partnership Inc. and the schedule of Buyers attached thereto. (3)

4.6	Form of Warrant by and among Think Partnership Inc. and the schedule of Buyers attached to Securities Purchase Agreement. (3)

4.7	Form of Warrant by and among Think Partnership Inc. and the Series A Convertible Preferred holders for the December 2006 inducement to convert. *

4.8	Form of Warrant by and among Think Partnership Inc. and the Series A Convertible Preferred holders for the December 2006 inducement to convert. *

4.9	Form of letter agreement by and among Registrant and certain of its Series A preferred shareholders for the December 5-12, 2006 conversion offerings.*

5.1	Opinion Vaughn W. Duff, Esq. regarding legality.*

10.1	Securities Purchase Agreement dated as of March 20, 2006 by and among Think Partnership Inc. and the investors listed on the Schedule of Buyers attached thereto. (3)

10.2	Registration Rights Agreement as of June 30, 2006, by and among Think Partnership Inc., the selling stockholders identified in the signature pages hereto and the investors signatory.(4)

10.3	Employment agreement entered into this 3rd day of August, 2006, by and between Scott P. Mitchell and Think Partnership Inc.(5)

10.4	Employment Agreement, effective as of September 5, 2006, by and between Think Partnership Inc. and Jody Brown.(6)

23.1	Consent of Blackman Kallick Bartelstein LLP.*

23.2	Consent of Vaughn W. Duff, Esq. (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page).

99.1	Press Release, dated July 20, 2007, announcing end of 10b5-1 trading plan by Scott P. Mitchell.(7)

1	Incorporated by reference and filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 25, 2004 (SEC File No. 033-19980-D).

2

Incorporated by reference and filed as an exhibit to the Registrant’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on December 30, 2004 (SEC File No. 333-121761).

3	Incorporated by reference and filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2006 (SEC File No. 001-32442).

4	Incorporated by reference and filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2006 (SEC File No. 001-32442).

5	Incorporated by reference and filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2006 (SEC File No. 001-32442).

6	Incorporated by reference and filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 6, 2006 (SEC File No. 001-32442).

7	Incorporated by reference and filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 2007 (SEC File No. 001-32442).

*	Filed herewith